UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2010

Conn's, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50421 (Commission File Number)	06-1672840 (IRS Employer Identification No.)

3295 College Street Beaumont, Texas (Address of principal executive offices)	77701 (Zip Code)

Registrant's telephone number, including area code: (409) 832-1696

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 16, 2010, Conn Funding II, L.P., a qualified special purpose entity of the Company, entered an “Amendment No. 6 to Second Amended and Restated Note Purchase Agreement”, with Conn Appliances, Inc., Three Pillars Funding LLC, JPMorgan Chase Bank, N.A., Park Avenue Receivables Company, LLC and SunTrust Robinson Humphrey, Inc., amending and modifying the Second Amended and Restated Note Purchase Agreement dated August 14, 2008, as amended, supplemented and modified from time to time, to provide for, among other provisions:

  Conn Appliances, Inc. joined the Note Purchase Agreement as “Servicer” in addition to as “Seller”
  The “Back Up Servicer” for the Servicing Agreement and the Back Up Servicing Agreement was specified, and an “Enhanced Back-Up Servicing Trigger” was inserted, providing for triggering certain actions based upon certain Fixed Charge Coverage Ratio levels or certain Net Portfolio Yield levels
  Further clarification was made to requirements of the Independent Managers of the Issuer, and the Limited Liability Company Regulations for the Issuer
  The “Leverage Ratio” covenant was eliminated and replaced with a “Total Liabilities to Tangible Net Worth Ratio” covenant for each Fiscal Quarter of the Company commencing with the Fiscal Quarter ended January 31, 2010, to be 2:00:1.00 through April 30, 2010, 1.75:1.00 for Fiscal Quarters ending July 31, 2010 through January 31, 2011, 1.50:1.00 for each Fiscal Quarter ending April 30, 2011 and thereafter. The ratio in all periods will be calculated including the liabilities of Conn Funding II.
  The “Fixed Charge Coverage Ratio” was amended to provide for the ratio not to be less than 1.10 for the Fiscal Quarters ended January 31, 2010 and ending April 31, 2010, and not less than 1.30:1.00 for each Fiscal Quarter thereafter. The ratio in all periods will be computed in all periods including the operations of Conn Funding II.
  Providing for the rights of the Administrator and the Funding Agent to request at any time after July 31, 2010, a public rating of the Notes
  A commitment of Conn Appliances, Inc. to prepare a plan by July 31, 2010 to reduce and/or ultimately eliminate the ability of its customers to pay accounts instores
  A commitment of Conn Appliances, Inc. to complete a test of converting all customers to receiving a monthly statement and to make changes to the Servicing Agreement if approved by Noteholders of all Series
  Provisions regarding requirements in the event an Enhanced Back-Up Servicing Trigger Event occurs to better prepare for the potential transition to another Servicer

The Amended and Restated Series 2002-A Supplement was also amended by Supplement No. 2 to Amended and Restated Series 2002-A Supplement, that provides for, among other things, additions to the Section 2002-A Pay Out Event of, in the event of failure of the Seller, Servicer or Issuer, as applicable to fully comply with any notice of a Voluntary Decrease or Reduction, as defined in the Note Purchase Agreement to comply with modifications to the Note Purchase Agreement providing for the requirements of the Independent Managers of the Issuer, and the Limited Liability Company Regulations for the Issuer
  to comply with modifications to the Note Purchase Agreement providing for the elimination of in store payment options of customers to comply with the requirements in the event of the occurrence of an Enhanced Back-Up Servicing Trigger to provide new required address verification, monthly statements and in-store payment plan reports timely

In connection with the above agreements, Conn Funding II, L.P. delivered commitment reduction notices that will reduce the total commitments under the Series 2002-A Variable Funding Note from $200 million currently, to $170 million during April 2010, then to $130 million during April 2011 and to $0 by August 14, 2011, effectively shortening the ultimate maturity date to August 14, 2011 from September 10, 2012.

Additionally, the effect of the above amendments and commitment reduction notices, and the amendments to the fee letters, will result in the Servicer paying a fee equal to the total outstanding commitments as of the date indicated times the rate shown:

  50 basis points for quarter beginning May 1, 2010,
  100 basis points for quarter beginning August 1, 2010,
  110 basis points for quarter beginning November 1, 2010,
  115 basis points for quarter beginning February 1, 2011,
  115 basis points for quarter beginning May 1, 2011, and
  123 basis points for quarter beginning August 1, 2011.

Beginning on the August 14, 2011, maturity date, outstanding balances under the 2002-A Variable Funding Note will bear interest at the default rate, which will equal the prime rate plus 680 basis points.

Item 7.01	Regulation FD.

On March 17, 2010, the Company issued a press release announcing these amendments and modifications.  A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits
Exhibit Number	Exhibit Title
10.1	Amendment No. 6 to Second Amended and Restated Note Purchase Agreement
10.2	Supplement No. 2 to Amended and Restated Series 2002-A Supplement
99.1	Press Release, dated March 17, 2010

All of the information contained in Item 7.01 and Exhibit 99.1 of Item 9.01(c) in this Form 8-K and the accompanying Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN'S, INC.

Date:	March 17, 2010	By:	/s/ Michael J. Poppe
		Name:	Michael J. Poppe
		Title:	Chief Financial Officer